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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in: Registration Statements Nos. 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program; 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178 and 333-109250 for the Abbott Laboratories 1996 Incentive Stock Program; 333-13091 and 333-74222 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust; 333-68268 for the Abbott Laboratories 401(k) Plan and Trust; 333-74220 and 333-102179 for the Abbott Laboratories Deferred Compensation Plan; 333-76516 for the Abbott Laboratories Employee Share Ownership Plan; 333-75442 and 333-109254 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180 and 333-109253 for the Abbott Laboratories Stock Retirement Program and Trusts; Abbott Laboratories' previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8, in Registration Statement No. 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Abbott Laboratories' previously filed Form S-3 Registration Statements Nos. 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, 333-55446 and 333-109132 of our reports related to Abbott Laboratories and subsidiaries dated February 11, 2004 (which reports express unqualified opinions and include explanatory paragraphs related to our audit of certain 2001 disclosures in Note 5 related to pensions and other postemployment benefits, and Abbott Laboratories' change in its method of accounting for goodwill and intangible assets, and our audit of the 2001 transitional disclosures in Note 15 required by the change), appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
Chicago, Illinois February 24, 2004

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  Exhibit 23.1